UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2026 (April 8, 2026)

Whitestone REIT

(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500 Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

(713) 827-9595

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Transaction Structure; Transaction Consideration

On April 8, 2026, Whitestone REIT (the “Company” or “Whitestone”), Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership” and, together with the Company, the “Company Parties”), AREG Wizard Parent LP (“Parent”), AREG Wizard Intermediate LP (“Merger Sub”), and AREG Wizard Operating Partnership LP (“Merger OP” and, collectively with Parent and Merger Sub, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein and in accordance with the Maryland REIT Law and the Delaware Revised Uniform Limited Partnership Act, Merger OP will merge with and into the Operating Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Operating Partnership will survive, and the separate existence of Merger OP will cease. Upon completion of the Company Merger, Merger Sub will survive (the “Surviving Company”) as a wholly owned subsidiary of Parent, and the separate existence of the Company will cease. The Parent Parties are affiliates of Ares Real Estate Management Holdings, LLC, an affiliate of Ares Management Corporation (“Ares Real Estate Management”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

The Board of Trustees of the Company (the “Board”) unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, its shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to the shareholders of the Company and (iv) resolved to recommend that the Company’s shareholders approve the Company Merger at a special meeting of the shareholders held for such purpose and any adjournment or postponement thereof.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each common share of beneficial interest, par value $0.001 per share, of the Company (each, a “Company Common Share”), other than Excluded Shares, that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $19.00 (the “Merger Consideration”), without interest.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding OP unit of partnership interest of the Operating Partnership (a “Partnership OP Unit”), other than Partnership OP Units held by the Company and its subsidiaries, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Merger Consideration, without interest.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, immediately prior to the Company Merger Effective Time:

•

each of the outstanding restricted common share unit awards subject to time-based vesting (each, a “Time-Based Unit Award”) granted pursuant to the Company’s 2018 Long-Term Equity Incentive Ownership Plan (the “Company Equity Incentive Plan”), will automatically become fully vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards will cease to have any rights, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration; and

•

each outstanding restricted performance share unit award (each, a “TSR Unit Award”) granted pursuant to the Company Equity Incentive Plan will automatically become earned and vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award will cease to have any rights, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time.

Financing of the Merger

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Certain investment vehicles affiliated with Ares Real Estate Management (collectively, the “Ares Funds”) have committed to capitalize Parent at the Closing Date with equity financing sufficient to consummate the transactions, subject to the terms and conditions set forth in the equity commitment letter. In addition, certain Ares Funds have guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain other expenses that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by the Ares Funds to the Company.

Citigroup Global Markets Inc. (“Citigroup”) has committed to provide (or cause one or more of its affiliates to provide) certain affiliates and/or direct or indirect subsidiaries of the Parent Parties with debt financing on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of Citigroup to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, (i) the approval of the Company Merger by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast on the matter to approve the Company Merger (the “Company Shareholder Approval”), (ii) the absence of any order, law or other legal restraint preventing or prohibiting the consummation of the Mergers, (iii) the accuracy of the Parent Parties’ and the Company Parties’ representations and warranties (subject to certain materiality qualifiers), (iv) the Parent Parties’ and the Company Parties’ compliance in all material respects with their respective covenants and agreements required by the Merger Agreement to be performed or complied with before the Closing Date, (v) the absence of any Company Material Adverse Effect since the date of the Merger Agreement and (vi) receipt of a REIT tax opinion by Parent. Parent has obtained equity financing commitments from certain affiliates of Parent, and debt financing commitments from a third party lender, to fund the transactions contemplated by the Merger Agreement. The completion of the Mergers is not conditioned on receipt of financing by Parent.

No Solicitation of Competing Offers

Upon the Company’s entry into the Merger Agreement, the Company became subject to customary “no shop” restrictions that restrict, among other things, the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transaction resulting in the acquisition of, the Company. Subject to certain customary exceptions, including the receipt of a bona fide unsolicited Company Superior Proposal, the Board is required to recommend that the Company’s shareholders vote in favor of the approval of the Company Merger.

Termination and Termination Fees

The Merger Agreement contains customary termination rights, including that either the Company or Parent may, subject to specified limitations, terminate the Merger Agreement if the Closing Date has not occurred on or before October 5, 2026 (the “End Date”), if the transactions contemplated by the Merger Agreement are permanently enjoined or otherwise prohibited by an Order that is final and non-appealable or if the Company Shareholder Approval is not received. The Merger Agreement may be terminated by the Company prior to receipt of the Company Shareholder Approval in order to enter into a definitive agreement providing for a Company Superior Proposal, provided that the Company simultaneously pays Parent the Company Termination Fee. In addition, Parent may terminate the Merger Agreement prior to receipt of the Company Shareholder Approval if the Board effects a Company Adverse Recommendation Change or the Company intentionally and materially breaches the “no shop”. Either the Company or Parent may terminate the Merger Agreement if the other party breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement such that the applicable conditions to closing would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach.

The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent in certain customary circumstances, including termination by the Company due to Company Adverse Recommendation Change and subsequent entry into a definitive agreement providing for a Company Superior Proposal, and termination by Parent following a Company Adverse Recommendation Change or the Company’s intentional and material breach of the “no shop”, a fee of $36,000,000 will be payable by the Company to Parent (the “Company Termination Fee”).

The Merger Agreement also provides that, in certain customary circumstances, including the termination of the Merger Agreement following a failure by Parent to consummate the Mergers in breach of the Merger Agreement, subject to certain conditions, Parent would be required to pay the Company a termination fee of $77,000,000.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use its commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the Closing Date, subject to certain exceptions. During the term of the Merger Agreement, the Company may not pay dividends, except for dividends declared prior to the date of the Merger Agreement, the minimum amount of dividends required for the Company to maintain its status as a real estate investment trust, and the regular quarterly dividend declared by the Board in the amount of $0.1425 per share, payable on June 29, 2026, to shareholders of record as of the close of business on June 17, 2026.

The Merger Agreement requires the Company to convene a special meeting of the Company’s shareholders for purposes of obtaining the Company Shareholder Approval. In connection with this obligation, the Company has determined to defer its 2026 annual meeting of shareholders while the special meeting and the Mergers are pending.

If the Mergers are consummated, the Company Common Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the copy of the Merger Agreement, which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

A copy of the Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Operating Partnership, Parent, Merger Sub, Merger OP or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of parties to the Merger Agreement, are subject to certain limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in certain reports including the reports and other documents filed or furnished, as applicable, by the Company with the U.S. Securities and Exchange Commission (the “SEC”) after January 1, 2023, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties is qualified by information in confidential disclosure schedules that the Company exchanged with the parties thereto and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Mergers, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2026, in connection with the execution of the Merger Agreement, the Board adopted the Amendment No 3. to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment adds an exclusive forum provision providing that, unless the Company consents in writing to an alternative forum, the Circuit Court for Baltimore City, Maryland, (or, if the Circuit Court for Baltimore City, Maryland, does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division), to the fullest extent permitted by law, shall be the sole and exclusive forum for certain state corporate law or stockholder derivative actions, and that the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 9, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act.

Item 8.01	Other Events.

Indemnification Agreement

On April 8, 2026, in connection with the execution of the Merger Agreement, the Board approved a new standard form of indemnification agreement (the “Indemnification Agreement”), and the Company entered into such with each of its trustees and executive officers. The Indemnification Agreement provides, among other things, that the Company will indemnify the trustees and executive officers, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a trustee or executive officer in any action or proceeding arising out of his or her service as a trustee or officer of the Company or any other company or enterprise to which he or she provides services at the Company’s request.

The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions, including those regarding the transactions, made by, and information currently available to, Whitestone. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Whitestone’s business and the price of Whitestone’s common shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the Company Merger by Whitestone’s shareholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Whitestone to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Whitestone’s business relationships, including relationships with tenants and suppliers, operating results and business generally; (v) risks that the proposed transaction disrupts Whitestone’s current plans and operations; (vi) Whitestone’s ability to retain and hire key personnel in light of the proposed transaction or otherwise; (vii) risks related to diverting management’s attention from Whitestone’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation or other proceedings relating to the transaction that could be instituted against the Parent Parties, Whitestone, the Operating Partnership or their, or their affiliates, respective directors, managers or officers, including the costs of such proceedings and the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Whitestone’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors, and their potential to disrupt or delay the closing of the transactions; (xiii) the possible failure of Whitestone to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xiv) other risks described in Whitestone’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Whitestone’s Annual Report on Form 10-K filed with the SEC on March 6, 2026 and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Whitestone’s consolidated financial condition, results of operations, credit rating or liquidity. There can be no assurance that the transaction will be consummated. The forward-looking statements speak only as of the date they are made. Whitestone undertakes no obligation to update or review any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

Important Information and Where to Find it

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of Whitestone. In connection with the transaction, Whitestone intends to file a preliminary proxy statement on Schedule 14A with the SEC. Whitestone also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF WHITESTONE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proposals for consideration by Whitestone’s shareholders regarding the transaction will be made solely through the proxy statement. The definitive proxy statement (if and when it becomes available) will be mailed to shareholders of Whitestone. Investors and shareholders may also obtain free copies of the proxy statement and other documents that are filed or will be filed by Whitestone with the SEC (in each case if and when they become available) from the SEC’s website (www.sec.gov), or from Whitestone’s investor relations website.

Participants in the Solicitation

Whitestone and its trustees, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Whitestone’s shareholders in connection with the transaction. Information regarding Whitestone’s trustees and officers and their respective interests in Whitestone by security holdings or otherwise is available in (i) Whitestone’s Annual Report on Form 10-K for the year ended December 31, 2025 which was filed with the SEC on March 6, 2026, (ii) Whitestone’s definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of shareholders which was filed with the SEC on April 4, 2025 and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 8, 2026, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., AREG Wizard Parent LP, AREG Wizard Intermediate LP and AREG Wizard Operating Partnership LP.

3.1	Amendment No. 3 to the Amended and Restated Bylaws of Whitestone REIT.

10.1	Form of Indemnification Agreement.

99.1	Joint Press Release of Whitestone REIT and Ares Management Corporation, dated April 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: April 9, 2026	By:	/s/ John S. Hogan
John S. Hogan
Chief Financial Officer